Exhibit 10.1

TERMINATION AGREEMENT

Between

DSP Group Switzerland AG

Binzstrasse 38, CH-8045 Zurich

(The “Company”)

And

Brian Robertson

Santisstr 23

8810 Horgen

Switzerland

  (The “Employee”)

(Each a “Party” and collectively the “Parties”)

Preamble

The Company terminated the employment agreement and the Employee’s employment with the Company with effect of January 31st, 2011 (the “Termination Date”). In order to amicably settle all aspects of the Employee’s employment with the Company and in recognition of the Employee’s services rendered to the Company, the Parties agree the following:

1. Termination of Employment

The Parties hereby agree that the Agreement shall terminate with effect as of the Termination Date. The Employee shall continue to perform his work until that date and remain employed exclusively by the Company.

2. Corporate Functions

The Employee undertakes to resign from his function as the President of DSP Group Inc. upon signing this Termination Agreement and resign from his function as director of the Company until the Termination Date.

DSP Group Switzerland AG

Binzstrasse 38, CH-8045 Zurich

Switzerland

Phone: +41 44 465 1900

Fax: +41 44 465 1905

3. Salary, Allowances

The ordinary base salary (less any statutory and contractual deductions) shall be paid in the usual monthly installments until and including the Termination Date. Moreover, the Company shall pay to the Employee a fixed gratification as the case may be on a pro rata basis, at the Termination Date. The Employee will be entitled to discretionary bonus, if applicable, as decided by the Company at it sole discretion on the Termination Date.

Further, the Representation Allowance and the Transportation Allowance shall be paid in the usual installments until and including the termination date.

4. Severance Payment

The Company shall pay to the Employee a severance in the amount of CHF 91,250 (less any statutory and contractual deductions). This severance payment will be paid in one installment together with the last salary payment on the Termination Date.

5. Stock Options

During his employment with the Company, the Employee has participated in the Employee and Consultant Stock Option Plan of DSP Group Inc. Under such plan, the Employee has been granted an option (the “Option”) to acquire 170,000 shares of DSP Group Inc.’s common stock. These Options will continue to vest until the Termination Date.

The Options are granted and vested until the Termination Date will be exercisable within 90 days following the Termination Date, (and if not exercised will expire on that date) all in accordance and subject to the terms of the DSP Group Inc.’s Employee and Consultant Stock Option Plan.

6. Special Bonus

Provided that all deliverables set forth in ANNEX 1 are successfully completed and fully achieved by the employee to the employer’s satisfaction prior to the Termination Date , the Employee shall be entitled to a bonus in the amount of CHF 31,000 (less any statutory and contractual deductions) (the “Special Bonus”). The Special Bonus (if any) shall be

DSP Group Switzerland AG

Binzstrasse 38, CH-8045 Zurich

Switzerland

Phone: +41 44 465 1900

Fax: +41 44 465 1905

paid together with the last salary payment. The Parties agree that it is in the sole discretion of the Employer to award partial Special Bonus if not all deliverables set forth in ANNEX 1 are successfully completed.

Payment of the Special Bonus shall be conditional on a full continuation of employment by the Company until the Termination Date.

7. Company Car

The Employee shall return the company car to the Company by the Termination Date.

8. Outplacement

The Employee is encouraged to get in contact with one of the selected outplacement providers listed in ANNEX 2 in order to agree on an assessment meeting. The costs for such initial meeting are borne by the Company. The resulting offer for outplacement services will be reviewed and approved in the sole discretion of the Company.

9. Overtime Compensation / Vacation

The Employee has no claim for overtime compensation (neither in kind nor in money).

To the extent possible and as agreed with the Company, the Employee shall take accumulated vacation days prior to the Termination Date. Remaining vacation days to which the Employee is entitled on the Termination Date shall be paid out according to current terms and conditions together with the last salary payment.

10. Secrecy

The termination of the Employment Agreement pursuant to the terms hereof shall not relieve the Employee from his obligation to comply ad infinitum with the confidentiality covenants agreed upon in the Employment Agreement or shall in any way release the Employee, or derogate, from any confidentiality and non-disclosure obligations that the Employee is subject to under any other agreement or applicable law. The Employee undertakes to comply in full ad infinitum with the aforementioned confidentiality and non-disclosure obligations, and, notwithstanding the aforementioned general obligation, specifically undertakes to refrain from divulging to any person, in any way, shape or form, any information pertaining to his employment by the Company, and any information pertaining to the Company’s relationship with any of its affiliates or with any corporate client to which the Company provides services including any of their respective parents,

DSP Group Switzerland AG

Binzstrasse 38, CH-8045 Zurich

Switzerland

Phone: +41 44 465 1900

Fax: +41 44 465 1905

subsidiaries, affiliates, officers, directors, members, shareholders, successors, partners, principals, employees, agents, representatives, attorneys, and/or anyone else connected with each of the foregoing, or any information pertaining to the business or other activities of any of the above which became known to the Employee during the course of his employment by the Company, or otherwise in connection with the Employment Agreement, or through any engagement by the Employee (through the Company) with any of the aforementioned.

11. Non-Competition / Non-Solicitation

For a period of 12 months following the Termination Date, the Employee agrees to refrain from directly or indirectly engaging himself as owner, partner, employee, advisor of or in any other capacity with the business that competes with the Company and/or DSP Group taken as a whole, including but not limited to areas such as Cordless telephony, fixed line telephony, Voice Over IP and or multimedia terminals.

In addition to requesting the payment of any damages incurred by the Company and/or DSP Group Inc., the Company shall have the right to request the termination of any Employee’s activity which violates this non-competition covenant.

12. Pension Plan

The Employee shall participate in the Company’s pension plan until the Termination Date. The contributions and the benefits are determined by the rules and regulations of the pension plan. The Employee’s contributions shall be deducted by the Company from all payments to be made under this agreement. The exit modalities and/or the transfer of pension claims upon termination of employment shall be agreed between the Employee and the pension fund.

13. Possible Continuation of Insurance Coverage

(a) The Employee remains insured under the Company’s existing insurance coverage until the Termination Date or, if earlier, until taking up substitute employment in Switzerland, at the same terms as applicable at the date of execution of this Termination Agreement.

(b) The Employee acknowledges having been informed by the Company on the possibility and on the terms to maintain the previous insurance coverage under the terms of separate insurance policy, according to the terms of the Company’s insurance policy, if any. Premiums for such separate insurance policy will have to be paid by the Employee.

DSP Group Switzerland AG

Binzstrasse 38, CH-8045 Zurich

Switzerland

Phone: +41 44 465 1900

Fax: +41 44 465 1905

14. Waiver

Each party confirms that, upon performance of the other Party’s obligations pursuant to this Agreement, it shall have no claim whatsoever against the other Party or any of its affiliates and that all claims arising out of or in connection with the Employee’s employment with the Company and any of its affiliates are fully settled.

15. Confidentiality

This agreement is confidential and shall not be disclosed by either Party to any third party except to authorities where so required by statutory law (e.g., tax authorities).

16. Applicable Law

This agreement shall be governed exclusively by Swiss Law.

DSP Group Switzerland AG	DSP Group Inc.
/s/ Dror Levy	/s/ Ofer Elyakim
Dror Levy	Ofer Elyakim

I have read this agreement and hereby consent to its contents.

Signature:	/s/ Brian Robertson
Brian Robertson

Date, Place:	Zurich, August 20, 2010

DSP Group Switzerland AG

Binzstrasse 38, CH-8045 Zurich

Switzerland

Phone: +41 44 465 1900

Fax: +41 44 465 1905

ANNEX 1

You are requested to accomplish the hereinbelow objectives until the Termination Date;

•	Handover of all responsibilities to whoever assigned, knowledge transfer including training, overlap including travels if necessary

•	Overall responsinilty for managing the process of ZRH site closure including but not limited to retaining the employees until their respective Termination Dates.

DSP Group Switzerland AG

Binzstrasse 38, CH-8045 Zurich

Switzerland

Phone: +41 44 465 1900

Fax: +41 44 465 1905

ANNEX 2

Selection of outplacement providers (see section 4)

Provider 1:

Michael Page Executive Search

Mrs. Fragiscos Anevlavis

Associate Principal

Bahnhofstrasse 63

CH - 8001 Zurich

Tel: + 41 (0) 44 224 22 22

Dir: + 41 (0) 44 563 94 02

Fax: + 41 (0) 44 224 22 24

www.michaelpage.ch

Provider 2:

DBM AG Zürich

Mr. Stefan Rütti

lic. oec.

Zähringerstrasse 51

8001 Zürich

Phone + 41 44 215 50 20

Email: sruetti@dbm.ch

Website: www.dbm.ch

Provider 3 (Services to be provided in German):

Ms. Sabine Lüthi

Lüthi+Partner

Rötelstrasse 106

8057 Zürich

T 0041 44 350 3990

www.luethi-consulting.ch

DSP Group Switzerland AG

Binzstrasse 38, CH-8045 Zurich

Switzerland

Phone: +41 44 465 1900

Fax: +41 44 465 1905